EX-10.5

                                 AGREEMENT


          THIS AGREEMENT, dated as of November 8, 1995 (this "Agreement"), is made by and between Interstate Power Company, a Delaware corporation, having its principal offices at 1000 Main Street, Dubuque, Iowa 52004-0769 (the "Company"), and Joseph C. McGowan residing at 3007 Huntington Drive, Dubuque, Iowa 52001 (the "Executive").

          WHEREAS, the Company considers it essential to the best interests of its shareholders to foster the continued employment of key executive management personnel; and

          WHEREAS, the Board of Directors of the Company (the "Board") recognizes that, as is the case with many publicly-held corporations, the possibility of a Change in Control (as defined in Section 1.3 below) of the Company exists from time to time and that such possibility, and the uncertainty, instability and questions that it may raise for and among key executive management personnel, may result in the premature departure or significant distraction of such management personnel to the material detriment of the Company and its shareholders; and

          WHEREAS, the Board has determined that appropriate steps should be taken to reinforce, focus and encourage the continued attention and dedication of key members of the executive management of the Company and its subsidiaries, including (without limitation) the Executive, to their assigned duties without distraction in the face of potentially disturbing or unsettling circumstances arising from the possibility of a Change in Control of the Company;

          NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

     1. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

          1.1 "Annual Base Salary" shall mean the Executive's rate of regular basic annual compensation prior to any reduction under a salary reduction agreement pursuant to section 401(k) or section 125 of the Internal Revenue Code of 1986, as amended from time to time (the "Code") or any deferred compensation arrangements, and shall not include, without limitation, cost of living allowances, fees, retainers, reimbursements, bonuses, incentive awards, prizes or similar payments.

          1.2  "Cause" shall mean:

               (i) the willful and continued failure by the Executive to substantially perform the Executive's duties with the Company, or a subsidiary of the Company, as such duties may reasonably be defined from time to time by the Board (or a duly authorized committee thereof), or to abide by the reasonable written policies of the Company or of the Executive's primary employer (other than any such failure resulting from the Executive's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties or has not abided by any reasonable written policies, or

               (ii) the continued and willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise; or

               (iii) the Executive's conviction of, or plea of no contest to, a felony.

For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive in bad faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company or its subsidiaries. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Board (or a committee thereof), the Company's chief executive officer or other duly authorized senior officer of the Company (as appropriate) or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company and its subsidiaries. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice of any such meeting is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive has acted in a manner described in clause (i) or (ii) above and specifying the particulars thereof in detail.

          1.3 "Change in Control" shall mean and be deemed to have occurred if:

               (i) any Person is or becomes the Beneficial Owner (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act")), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company) representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities; or

               (ii)  during any period of twenty-four (24)
     consecutive months (not including any period prior to November 1, 1995), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i),
     (iii) or (iv) of this definition or any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
     Act) or other actual or threatened solicitation of proxies or consents) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or

               (iii) the shareholders of the Company approve a reorganization, merger or consolidation, other than a reorganization, merger or consolidation with respect to which all or substantially all of the individuals and entities who were Beneficial Owners, immediately prior to such reorganization, merger or consolidation, of the combined voting power of the Company's then outstanding securities beneficially own, directly or indirectly, immediately after such reorganization, merger or consolidation, more then seventy-five percent (75%) of the combined voting power of the securities of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their respective ownership, immediately prior to such reorganization, merger or consolidation, of the combined voting power of the Company's securities; or

               (iv) the shareholders of the Company approve (a) the sale or disposition by the Company (other than to a subsidiary of the Company) of all or substantially all of the assets of the Company (or any such sale or disposition is effected through condemnation proceedings), or (b) a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change in Control shall not include any event, circumstance or transaction which results from the action (excluding the Executive's employment activities with the Company or any of its affiliates) of any Person or group of Persons which includes, is directly affiliated with or is wholly or partly controlled by one or more executive officers of the Company and in which the Executive actively participates.

          1.4 "Company" shall include Interstate Power Company and any successor to its business and/or assets which assumes (either expressly, by operation of law or otherwise) and/or agrees to perform this Agreement by operation of law or otherwise (except in determining, under Section 1.3 hereof, whether or not any Change in Control of the Company has occurred in connection with such succession).

          1.5 "Disability" shall mean and be deemed the reason for the termination by the Company of the Executive's employment, if, as a result of the Executive's incapacity due to physical or mental illness, (i) the Executive shall have been absent from the full-time performance of the Executive's duties with the Company for a period of six (6) consecutive months, (ii) the Company gives the Executive a Notice of Termination for Disability, and (iii) within thirty (30) days after such Notice of Termination is given, the Executive does not return to the full-time performance of the Executive's duties.

          1.6 "Employment Period" shall mean the period commencing on the date of any Change in Control until the earliest to occur of (i) the date which is thirty-six (36) months from the date of any such Change in Control, (ii) the date of termination by the Executive of the Executive's employment for any reason, (iii) the termination by the Company of the Executive's employment for any reason or (iv) the Executive's attaining age sixty-two (62).

          1.7 "Good Reason" shall mean the occurrence (without the Executive's prior express written consent) of any one of the following acts, or failures to act, unless, in the case of any act or failure to act described in clauses (i), (iv), (v) or (vi) below, such act or failure to act is corrected by the Company prior to the Date of Termination specified in the Notice of Termination given by the Executive in respect thereof not later than six (6) months after the occurrence of the event that serves as the basis for the Notice of Termination:

               (i) the assignment to the Executive of any duties or responsibilities inconsistent with those described in Section
     3.2 below or with the Executive's position(s) or status (including, without limitation, offices, titles, and reporting relationships) as an executive officer of the Company and its subsidiaries or a substantial adverse alteration in the nature of the Executive's authority, duties, responsibilities, position or status from those described in Section 3.2 below or otherwise;

               (ii)  a reduction in the Executive's Annual Base
     Salary or annual bonus opportunity as in effect on the date of this Agreement or as the same may be increased at any time thereafter and from time to time;

               (iii) the relocation of the Company's principal executive offices to a location more than one hundred and twenty
     (120)* miles from its location on the date of this Agreement (or, if different, more than one hundred and twenty (120)* miles from where such offices are located immediately prior to any Potential Change in Control) or the Company's requiring the Executive to be based anywhere other than the Company's principal executive offices except for required travel on the Company's business to an extent substantially consistent with the Executive's business travel obligations as of the date of this Agreement;

               (iv) any failure by the Company to comply with any of the provisions of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

* Thirty (30) miles if the Executive has attained age 60 at the time of the Change in Control.

               (v) the failure by the Company or a subsidiary to continue in effect any pension benefit or incentive or deferred compensation plan in which the Executive participates immediately prior to any Potential Change in Control which is material to the Executive's total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan or arrangement) has been made with respect to such plan, or the failure by the Company or a subsidiary to continue the Executive's participation therein (or in such substitute or alternative plan or arrangement) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants, as existed at the time of the Potential Change in Control;

               (vi) the failure by the Company or a subsidiary to continue to provide the Executive with health and welfare benefits substantially similar to those enjoyed by the Executive under any of the Company's or a subsidiary's retirement, life insurance, medical, health and accident, or disability or similar plans in which the Executive was participating at the time of any Potential Change in Control, the taking of any action by the Company or a subsidiary which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of the Potential Change in Control, or the failure by the Company or a subsidiary to provide the Executive with the number of paid vacation days to which the Executive is entitled in accordance with the Company's or a subsidiary's normal vacation policy in effect at the time of the Potential Change in Control;

               (vii) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 7.1; and/or

               (viii) the failure of the Company to obtain a written agreement reasonably satisfactory to the Executive from any successor to the Company (as described in Section 9.1) to perform this Agreement.

          1.8 "Person" shall have the meaning ascribed thereto in Section 3(a)(9) of the Exchange Act, as modified, applied and used in Sections 13(d) and 14(d) thereof; provided, however, a Person shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries (in its capacity as such), (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same character and proportions as their ownership of stock of the Company.

          1.9 "Potential Change in Control" shall mean and be deemed to have occurred if:

               (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

               (ii) the Company or any Person publicly announces an intention to take actions which, if consummated, would constitute a Change in Control; and/or

               (iii) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing ten percent (10%) or more of the combined voting power of the Company's then outstanding securities, or any Person increases such Person's beneficial ownership of such securities by five (5) percentage points or more over the percentage so owned by such Person on November 1, 1995.

          1.10 "Retirement" shall mean and be deemed the reason for the termination by the Executive of the Executive's employment if such employment is terminated in accordance with the Company's normal retirement policy for those aged 62 and older, not including early retirement or so-called "window period" retirements, generally applicable to its officers, as in effect immediately prior to any Potential Change in Control.

     2. Term of this Agreement. This Agreement shall commence on the date hereof and shall continue in effect through December 31, 1998; provided, however, that commencing on January 1, 1999 and each January 1 thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than June 30 of the preceding year, the Company or the Executive shall have given written notice to the other not to extend this Agreement or a Change in Control shall have occurred prior to any such January 1; provided, further, however, that if a Change in Control shall have occurred during the term of this Agreement, this Agreement shall continue in effect for a period of not less than thirty-six (36) months beyond the month in which such Change in Control occurred (the "Term"). Notwithstanding the foregoing provisions of this Section 2, the Term shall terminate upon the Executive's attaining the age of sixty-two (62) years (or the date on which the Executive would have attained age 62 if the Executive had survived).

     3.   Company's Covenants.

          3.1 Severance Payments. In order to induce the Executive to remain in the employ of the Company and/or one or more of its subsidiaries and in consideration of the Executive's covenants set forth in Section 4 below, the Company agrees, under the terms and conditions described herein and in addition to the amounts payable to the Executive under Section 5 below, to pay the Executive the "Severance Payments" described in Section
6.1 below and the other payments and benefits described herein in the event the Executive's employment with the Company is terminated during the Employment Period or under the other circumstances set forth in Section
6.1 below.

          3.2 Position and Duties. During the Employment Period, (a) the Executive's position (including status, offices, titles and reporting relationships), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the one hundred eighty
(180) day period immediately preceding any related Potential Change in Control, and (b) the Executive's services shall be performed at the location where the Executive was employed immediately preceding any such Potential Change in Control, or any office or location less than one hundred and twenty (120)* miles from such location.

          3.3 Base Salary. During the Employment Period, the Executive shall receive Annual Base Salary at least equal to twelve (12) times the highest monthly base salary paid or payable, including (without limitation) any base salary which has been earned but deferred, to the Executive by the Company and its affiliated companies in respect of the twelve (12) month period immediately preceding the month in which any related Potential Change in Control occurs. In addition, Annual Base Salary shall not be reduced after the occurrence of a Potential Change in Control. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company.

          3.4 Annual Bonus. In addition to Annual Base Salary, if the Company adopts an annual bonus program for officers during the Employment Period (the "Annual Bonus") the Executive shall be entitled to tee in such Annual Bonus program on a basis equivalent to other executive officers of the Company. Each Annual Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus in accordance with rules established by the Company for that purpose.

          3.5 Incentive, Savings and Retirement Plans. During the Employment Period, the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Company and its subsidiaries, but in no event shall such plans, practices, policies and programs provide the Executive with incentive opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), savings opportunities and retirement benefit opportunities, in each case, less favorable, in the aggregate, than the most favorable of those provided by the Company and its affiliated companies for the Executive under such plans, practices, policies and programs as in effect at any time during the one hundred eighty (180) day period immediately preceding any related Potential Change in Control or if more favorable to the Executive, those provided generally at any time thereafter to other peer executives of the Company and its affiliated companies.

          3.6 Welfare Benefit Plans. During the Employment Period, the Executive and/or the Executive's family, as the case may be, shall be entitled to participate in and shall receive all benefits under all of the health and welfare benefit plans, practices, policies and programs

* Thirty (30) miles if the Executive has attained age 60 at the time of the Change in Control.
provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent (and at the same cost) applicable generally to other peer executives of the Company and its subsidiaries, but in no event shall such plans, practices, policies and programs provide the Executive with benefits that are less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for the Executive at any time during the one hundred eighty (180) day period immediately preceding any related Potential Change in Control or, if more favorable to the Executive, those provided generally at any time thereafter to other peer executives of the Company and its affiliated companies.

          3.7 Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures of the Company and its affiliated companies in effect for the Executive at any time during the one hundred eighty (180) day period immediately preceding any related Potential Change in Control or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

          3.8 Office Support; Perquisites. During the Employment Period, the Executive shall be entitled to a private office, secretarial support and other facilities, perquisites and programs to enable the Executive to be able to discharge the Executive's responsibilities hereunder in accordance with the most favorable plans, practices, programs and policies of the Company and its affiliated companies in effect for the Executive at any time during the one hundred eighty (180) day period immediately preceding any related Potential Change in Control or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

          3.9 Vacation. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and its affiliated companies as in effect for the Executive at any time during the one hundred eighty (180) day period immediately preceding any related Potential Change in Control or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

     4.   The Executive's Covenants.

          4.1 Employment. The Executive agrees that, subject to the terms and conditions of this Agreement, in the event of a Change in Control during the Term the Executive will remain in the employ of the Company during any related Employment Period.

          4.2 Time and Attention. During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and to use the Executive's reasonable best efforts to perform faithfully and efficiently the responsibilities and duties assigned to the Executive hereunder. During the Employment Period it shall not be a violation of this Agreement for the Executive to (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures and fulfill speaking engagements and (iii) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company and its subsidiaries in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to any Potential Change in Control, the reinstatement or continued conduct of such activities (or the reinstatement or conduct of activities similar in nature and scope thereto) subsequent to any related Potential Change in Control shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company and its subsidiaries.

          4.3. Non-interference; Confidential Information

          (a) No Interference. For so long as the Executive is employed by the Company, and for a period of two (2) years thereafter, the Executive shall not, whether for his own account or for the account of any other individual, partnership, firm, corporation or other business organization (other than the Company or one of its affiliates), intentionally solicit, endeavor to entice away from the Company (or any of its affiliates), or otherwise interfere with the relationship of the Company (or any of its affiliates) with, any person who is employed by or otherwise engaged to perform services for the Company (or any of its affiliates) including, but not limited to, any independent representatives or organizations, or any person or entity that is a customer of the Company (or any of its affiliates). The Executive understands and agrees that the rights and obligations set forth in this Section 4.3(a) could extend beyond the Term.

          (b) Confidential Information. The Executive covenants and agrees with the Company that he will not at any time, during or after employment with the Company, except in performance of the Executive's obligations to the Company or with the prior express written consent of the Board of Directors, directly or indirectly, intentionally or unintentionally, disclose any Confidential Information that he may learn or has learned by reason of his employment or association with the Company, or any predecessors to its business, or use any such information for his own personal benefit or gain. The term "Confidential Information" includes, without limitation, information not previously disclosed to the public or to the trade by the Company's management with respect to the products, facilities and methods, trade secrets and other intellectual property, systems, procedures, manuals, confidential reports, fee or rate information, customer lists, financial information (including the revenues, costs or profits associated with any of the Company's activities or products), business plans, prospects, opportunities or other information of the Company or any of its affiliates. Confidential Information shall not include information which (i) is or becomes generally available to the public other than as a result of disclosure by the Executive in violation of this Section 4.3(b) or (ii) the Executive is required to disclose under any applicable laws, regulations or directives of any government agency, tribunal or authority having jurisdiction in the matter or under subpoena or other process of law. The Executive understands and agrees that the rights and obligations set forth in this
Section 4.3 (b) shall extend beyond the Term.

          (c) Exclusive Property. The Executive confirms that all Confidential Information is and shall remain the exclusive property of the Company or any of its affiliates. All business records, papers and documents kept or made by the Executive relating to the business of the Company (or any of its affiliates) or any Confidential Information shall be and remain the property of the Company. Upon termination of employment with the Company or upon the request of the Company at any time, the Executive shall promptly deliver to the Company, and shall not without the prior express written consent of the Company retain, any and all copies of
(i) any written materials not previously made available to the public, or
(ii) records and documents made by the Executive or coming into his possession concerning any Confidential Information or the business or affairs of the Company or any predecessors to its business, or any of its affiliates. The Executive understands and agrees that the rights and obligations set forth in this Section 4.3(c) shall extend beyond the Term.

          (d) Injunctive Relief. Without intending to limit the remedies available to the Company, the Executive acknowledges that a breach of any of the covenants contained in this Section 4.3 may result in material irreparable injury to the Company or its affiliates for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining the Executive from engaging in activities prohibited by this Section 4.3 or such other relief as may be required to specifically enforce any of the covenants in this Section 4.3.

     5.   Compensation Other Than Severance Payments.

          5.1 Disability. Following a Potential Change in Control and during the Term, during any period that the Executive fails to perform the Executive's full-time duties with the Company as a result of incapacity due to physical or mental illness, the Executive's full salary shall be paid to the Executive by the Company at a rate no less than the rate in effect at the commencement of any such disability period, together with all compensation and benefits payable to the Executive under the terms of any compensation or benefit plan, program or arrangement maintained by the Company or its subsidiaries during such disability period, until the Executive's employment is terminated by the Company for Disability.

          5.2 Base Salary. If the Executive's employment shall be terminated for any reason following a Potential Change in Control and during the Term, the Executive's full salary shall be paid to the Executive by the Company through the Date of Termination (as defined below in Section 7.2) at the rate in effect at the time the Notice of Termination is given, together with all compensation and benefits payable to or with respect to the Executive through the Date of Termination under the terms of any compensation or benefit plan, program or arrangement maintained by the Company or its subsidiaries during such period.

          5.3 Benefits. If the Executive's employment shall be terminated for any reason following a Potential Change in Control and during the Term, the Executive's normal post-termination compensation and benefits shall be paid to the Executive as such payments become due. Such post-termination compensation and benefits shall be determined under, and paid in accordance with, the retirement, health insurance, life insurance and other compensation or benefit plans, programs and arrangements maintained by the Company or its affiliates.

     6.   Severance Payments.

          6.1 Severance. The Company shall pay the Executive the payments and benefits described in this Section 6.1 (the "Severance Payments") upon the termination of the Executive's employment with the Company following a Change in Control and during the Term, in addition to the payments and benefits described in Section 5 hereof, unless such termination is (i) by the Company for Cause, (ii) by reason of Retirement,
(iii) by the Executive without Good Reason, (iv) due to death, or (v) due to Disability. In addition, the Executive's employment shall be deemed to have been terminated following a Change in Control by the Company without Cause or by the Executive with Good Reason (a) if the Executive reasonably demonstrates that the Executive's employment was terminated prior to a Change in Control without Cause (1) at the request of a Person who has entered into an agreement with the Company the consummation of which will constitute a Change in Control (or who has taken other steps reasonably calculated to effect a Change in Control) or (2) otherwise in connection with, as a result of or in anticipation of a Change in Control, or (b) if the Executive terminates his employment for Good Reason prior to a Change in Control and the Executive reasonably demonstrates that the circumstance(s) or event(s) which constitute such Good Reason occurred (1) at the request of such Person or (2) otherwise in connection with, as a result of or in anticipation of a Change in Control. The Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder. In the event of the Disability or death of the Executive after the Date of Termination in respect of any termination without cause or any termination for Good Reason, payments and benefits shall be made to the Executive, or the Executive's beneficiaries or legal representative, as the case may be.

               (a) In lieu of any further salary and annual bonus payments to the Executive for periods subsequent to the Date of Termination, the Company shall pay to the Executive a lump sum severance payment, in cash, equal to three (3) or, if less, the number of years, including fractions, from the Date of Termination until the Executive reaches the age of sixty-two
     (62) years times the sum of (i) the Executive's Annual Base Salary immediately preceding the Change in Control or, if higher, the Executive's Annual Base Salary on the Date of Termination, and (ii) the average annual bonus paid or payable to the Executive with respect to the three (3) years (or portion thereof with respect to which an annual bonus was paid) prior to the year in which the Date of Termination occurs.

               (b) For a thirty-six (36) month period after the Date of Termination, or if sooner, until the Executive reaches the age of sixty-two (62) years, the Company shall arrange to provide the Executive with life, disability, accident and health insurance benefits substantially similar (and at the same cost) to those that the Executive is receiving immediately prior to any related Potential Change in Control or the receipt of the Notice of Termination (without giving effect to any reduction in such benefits subsequent to a Change in Control which reduction constitutes Good Reason), whichever is greater. Benefits otherwise receivable by the Executive pursuant to this Section 6.1(b) shall be reduced to the extent comparable benefits are actually received by or made available to the Executive without cost during such period following the Executive's termination of employment (and any such benefits actually received by the Executive shall be reported to the Company by the Executive).

               (c) The Executive shall receive, at the expense of the Company, outplacement services, on an individualized basis at a level of service commensurate with the Executive's status with the Company immediately prior to the Change in Control (or, if higher, immediately prior to the termination of the Executive's employment), provided by a nationally recognized executive placement firm selected by the Executive and reasonably satisfactory to the Company; provided that the cost to the Company of such services shall not exceed 15% of the Executive's Annual Base Salary in effect immediately prior to the Change in Control.

               (d) All outstanding stock options previously granted to the Executive shall become immediately 100% vested and exercisable, and all shares of restricted stock shall become immediately 100% vested and all forfeiture restrictions thereon shall lapse. Such accelerated and vested options shall be exercisable for the remainder of the term of such option, as set forth in the Executive's related stock option agreement (without regard to any truncation of such period therein, or under any plan or arrangement maintained by the Company,on account of any termination of the Executive's employment).

          6.2 Code Section 280G Reduction. Notwithstanding any other provisions of this Agreement or of any other agreement, contract, understanding, plan or program entered into or maintained by the Company, if any payment or benefit received or to be received by the Executive in connection with a Change in Control or the termination of the Executive's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with (a) the Company or any affiliate, parent or subsidiary of the Company, (b) any Person whose actions result in a Change in Control, or (c) any Person affiliated with the Company) (all such payments and/or benefits, including the payments and benefits, if any, under this Section 6, being hereinafter referred to as the "Total Payments") would subject the Executive to the excise tax imposed under
Section 4999 of the Code, on any successor section thereto (the "Excise Tax"), and if the amount of such Total Payments, reduced by all federal, state and local taxes applicable with respect thereto, including without limitation the Excise Tax, is less than the amount of Total Payments which would otherwise be payable to the Executive, after all such taxes, without the imposition of the Excise Tax, then, to the extent necessary to eliminate the imposition of the Excise Tax (after taking into account any reduction in the Total Payments provided by reason of Section 280G of the Code under plan, arrangement or agreement), (i) the cash and non-cash payments and benefits payable under this Agreement shall first be reduced (but not below zero), and (ii) all other cash and non-cash payments and benefits shall next be reduced (but not below zero); but only if, by reason of any such reduction, the Total Payments with any such reduction, after all such taxes, shall exceed the Total Payments without any such reduction, after all such taxes. For purposes of this Section 6.2, (A) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have effectively waived in writing prior to the Date of Termination shall be taken into account, (B) no portion of the Total Payments shall be taken into account which in the opinion of tax counsel selected in good faith by the Company does not constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code, including (without limitation) by reason of Section 280G(b)(4)(A) of the Code, (C) the payments and/or benefits under this Agreement shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in clauses (A) and (B) above) in their entirety constitute reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4)(B) of the Code or are otherwise not subject to disallowance as deductions, in the opinion of the tax counsel referred to above in clause
(B), and (D) the value of any non-cash payment or benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. Except as otherwise provided above, the foregoing calculations and determinations shall be made in good faith by the Company and the Executive. If no agreement on the calculations is reached, then the Executive and the Company will cooperate and attempt to agree to the selection of an accounting firm to make the calculations. If no agreement can be reached regarding the selection of an accounting firm, the Company will select in good faith a prominent national accounting firm that has no current or recent business relationship with the Company. The Company shall pay all costs and expenses incurred in connection with any such calculations or determinations. Any calculations or determinations made in accordance with this Section 6.2 shall be conclusive and binding on all parties.

          6.3 Date of Payment. The payments provided for in Section 6.1.(a) and Section 6.2 hereof shall , unless deferred pursuant to the last sentence of this Section 6.3, be made not later than the fifteenth
(15th) day following the Date of Termination; provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Company shall pay to the Executive (subject to the last sentence of this Section 6.3) on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments to which the Executive is likely to be entitled to and shall pay the remainder of such payments (together with interest at the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth (30th) day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the tenth (10th) business day after demand by the Company (together with interest at the rate provided in section 1274(b)(2)(B) of the Code). At the time that payments are made or would have been made, disregarding for this purpose only, any deferral effected by the Executive, under this
Section 6.3, the Company shall provide the Executive with a detailed written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice the Company has received from outside counsel, auditors or consultants (and any such opinions or advice which are in writing shall be attached to the statement). The Executive may irrevocably elect, in a writing delivered to the Company no later than the last day of the calendar year preceding the calendar year in which occurs the Change in Control, to defer the receipt of any payment to which the Executive may become entitled to under Section 6.1 of this Agreement for the period of time specified in such writing.

          6.4 Legal Costs. The Company shall also reimburse the Executive for reasonable legal fees and expenses incurred in good faith by the Executive as a result of any dispute with the Company or any affiliate of the Company regarding the payment of any benefit provided for in this Agreement (including, but not limited to, all such fees and expenses incurred in disputing any termination or in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code) plus in each case interest on any delayed payment at the applicable Federal rate provided for in section 7872(f)(2)(A) of the Code. Such payments shall, in the aggregate, not exceed $10,000 and shall be made within ten (10) business days after delivery of the Executive's written requests for payment accompanied by such evidence of fees and expenses incurred as the Company reasonably may require.

     7.   Termination Procedures and Compensation During Dispute.

          7.1 Notice of Termination. After a Change in Control and during the Term, any purported termination of the Executive's employment with the Company (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 10 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment with the Company under the provision so indicated. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board which was called and held for the purpose of considering such termination (which meeting may be a regular meeting of the Board where prior notice of consideration of such termination is given to members of the Board) finding that, in the good faith opinion of the Board, the Executive engaged in conduct set forth in clause (i) or (ii) of the definition of Cause herein, and specifying the particulars thereof in detail. For purposes of this Agreement, any purported termination not effected in accordance with this Section 7.1 shall not be considered effective.

          7.2 Date of Termination. "Date of Termination", with respect to any purported termination of the Executive's employment after a Change in Control and during the Term, shall mean (i) if the Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive's duties during such thirty
(30) day period), and (ii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Company, shall not be less than thirty
(30) days (except in the case of a termination for Cause) and, in the case of a termination by the Executive, shall not be less than fifteen (15) days nor more than sixty (60) days, respectively, after the date such Notice of Termination is given).

          7.3 Dispute Concerning Termination. If within fifteen (15) days after any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this Section 7.3), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally resolved either by mutual written agreement of the parties or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided, however, that the Date of Termination shall be extended by a notice of dispute only if the basis for such notice is reasonable, such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence.

          7.4 Compensation During Dispute. If a purported termination occurs following a Change in Control and during the Term, and such termination is disputed in accordance with Section 7.3 above, the Company shall continue to pay the Executive the full compensation (including, without limitation, Annual Base Salary and Annual Bonus) in effect at the time of any related Potential Change in Control or when the notice giving rise to the dispute was given (whichever is greater) and continue the Executive as a participant in all compensation, incentive, pension and welfare benefit and insurance plans in which the Executive was participating at the time of any Potential Change in Control or when the notice giving rise to the dispute was given, whichever is greater, until the dispute is finally resolved in accordance with Section 7.3 hereof. Amounts paid under this Section 7.4 are in addition to all other amounts due under this Agreement (other than those due under Section 5.2 hereof) and shall not be offset against or reduce any other amounts due under this Agreement or any other plan, agreement or arrangement.

     8. No Mitigation. The Company agrees that, if the Executive's employment is terminated during the Term, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to Section 6 or Section
7.4.  Further, the amount of any payment or benefit provided for in
Section 6 (other than pursuant to Section 6.1.(b)) or Section 7.4 shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, or offset against any amount claimed to be owed by the Executive to the Company or any of its subsidiaries, or otherwise.

     9.   Successors; Binding Agreement.

          9.1 Successors. In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate employment with the Company for Good Reason after a Change in Control, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

          9.2 Binding Agreement. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the beneficiary (or beneficiaries) designated by the Executive from time to time in accordance with the procedures for notice set out in Section 10; provided, however, that if there shall be no effective designation of beneficiary by the Executive, such amounts shall be paid to the executors, personal representatives or administrators of the Executive's estate.

     10. Notices; Other Communications. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

               To the Company:

               Interstate Power Company
               1000 Main Street
               P.O. Box 769
               Dubuque, Iowa  52004-0769
               Attention:  Corporate Secretary

               To the Executive:

               Mr. Joseph C. McGowan
               3007 Huntington Drive
               Dubuque, Iowa  52001


     11. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge (i) is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board, or (ii) is (a) approved by such officer as may be specifically designated by the Board, (b) effective only in respect of any Change in Control resulting from the proposed merger transaction involving the Company, IES Industries Inc. and WPL Holdings, Inc., and (c) applicable to all members of the senior management of the Company who have executed an agreement substantially similar to this Agreement. In respect of any proposed waiver, modification, or discharge which meets the conditions specified above in Section 11(ii), the Executive hereby irrevocably appoints the Chairman of the Board of the Company to be the Executive's attorney-in-fact for the limited purpose of entering into, on behalf of the Executive, any form of waiver, modification or discharge necessary to effect any such waiver, modification or discharge meeting the conditions of this Section 11(ii). No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

          No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Iowa without regard to the principles of conflict of laws thereof. All references to sections of the Exchange Act or the Code (or the rules and/or regulations under either) shall be deemed also to refer to and include any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed. The rights and obligations of the Company and the Executive under this Agreement shall survive the expiration of the Term and the Employment Period.

     12. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, all of which shall remain in full force and effect.

     13. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     14. No Limitation. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any other contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement as in effect from time to time except as explicitly modified by this Agreement.

     15. Other Agreements. This Agreement contains the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.




                                   INTERSTATE POWER COMPANY



                                   By:     /s/ Wayne H. Stoppelmoor
                                   Title:  Chairman, President and Chief
                                             Executive Officer




                                           /s/ Joseph C. McGowan
                                             Joseph C. McGowan